Exhibit 99.1

Natural Health Trends Announces Closing of Investigation by the SEC

HONG KONG – October 1, 2021 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced the conclusion of a non-public investigation by the United States Securities and Exchange Commission (the “SEC”) that the Company previously disclosed in its SEC filings. On September 30, 2021, the SEC notified the Company that it has concluded its investigation and does not intend to recommend an enforcement action.

“We fully cooperated with the SEC throughout the duration of the investigation which began in August 2016 and are pleased to put this matter behind us,” commented Chris Sharng, President of Natural Health Trends Corp.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on February 26, 2021 with the Securities and Exchange Commission (SEC), as well as in subsequent reports filed this year with the SEC. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACTS:

Company Contact:

Scott Davidson

Senior Vice President and Chief Financial Officer

Natural Health Trends Corp.

Tel (Hong Kong): +852-3107-0800

Tel (U.S.): 310-541-0888

scott.davidson@nhtglobal.com

Investor Contact:

ADDO Investor Relations

Tel: 310-829-5400

investor.relations@nhtglobal.com